UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2015

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Heat Biologics, Inc. (the “Company”) entered into a Severance Agreement dated as of March 9, 2015 (the “Severance Agreement”) with Matthew Czajkowski, the Company’s Chief Financial Officer.

Set forth below is a description of the material terms of the Severance Agreement; however, the description is qualified in its entirety by the complete terms of the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein:

●	Mr. Czajkowski has irrevocably and voluntarily resigned from his position as Chief Financial Officer of the Company and all positions with the Company’s subsidiaries effective as of March 15, 2015.

●

As of March 15, 2015, Mr. Czajkowski has no further obligation or authority to perform duties and functions on behalf of the Company and/or its subsidiaries or affiliates and will refrain from performing such duties or functions; however, Mr. Czajkowski has agreed to cooperate with the Company as necessary for the business of the Company when requested by the President, Chief Executive Officer and/or Chairperson of the Board.

●

In addition to accrued and unpaid base salary and expense reimbursement, the Company will pay Mr. Czajkowski an additional Forty-Five Thousand Dollars ($45,000), provided that Mr. Czajkowski does not violate the terms of the Severance Agreement.

●

Mr. Czajkowski has the ability to exercise all stock options issued to him that vested prior to the date of resignation at any time prior to the ten year anniversary of the date of grant and any unvested options at the time of resignation were immediately vested and are exercisable for 90 days after March 15, 2015.

●

For a period commencing on the effective date of the Severance Agreement and ending nine months after the effective date, Mr. Czajkowski agreed not to, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner with any business which develops, markets, or sells any biologic or pharmaceutical product that is based upon heat shock protein-based cancer immunotherapy that is a competitor of the Company and/or its subsidiaries or affiliates.

The Severance Agreement also contains additional provisions that are customary for agreements of this type. These include confidentiality and non-solicitation provisions.  In connection with the foregoing and in consideration of the undertakings of the Company, Mr. Czajkowski executed a release pursuant to which he agreed not to sue the Company, its affiliates, subsidiaries, divisions, and related parties.  The Severance Agreement contained a similar release from the Company to Mr. Czajkowski.

The disclosure set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2015, Mr. Czajkowski will resign from his position as Chief Financial Officer in order to relocate to Kigali, Rwanda to assume the position of Country Director of Jibu, an organization which is working to provide permanent access to safe, affordable water and build locally owned businesses in East Africa. Mr. Czajkowski will also serve as Jibu’s Chief Financial Officer. Mr. Czajkowski’s resignation is not the result of any disagreement with the Company. Effective March 15, 2015, Stephen J. DiPalma, age 56, will assume the role of interim Chief Financial Officer of the Company upon the resignation of Mr. Czajkowski. Mr. DiPalma is Managing Director for Danforth Advisors LLC, and brings more than 25 years of experience in life sciences and healthcare, including founding two start-ups, working with venture-backed companies, subsidiaries of Fortune 100 firms and publicly traded companies, and his work as a consultant with Danforth Advisors, LLC clients. Previously, he served as the CFO of two public companies, and as CFO, COO, CEO or Director of eight privately held companies, in addition to his consulting clients. Mr. DiPalma participated in the successful reorganization of Cambridge Biotech from Chapter 11 bankruptcy protection into Aquila BioPharmaceuticals, led the effort to take RXi Pharmaceuticals public, and has extensive experience in international fund raising and corporate structuring. He was formerly Chairman of the Board of Cognoptix Inc., and is on the Board of Directors of Phytera, Inc. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

On March 9, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Mr. DiPalma, to the Company. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement will continue until December 31, 2015 and may be extended by mutual agreement of the parties. The Consulting Agreement may be terminated by the Company with cause immediately and without cause, upon 30 days written notice.

Other than as described above there are no related party transactions between the Company and Mr. DiPalma and Mr. DiPalma is neither related to, nor does he have any relationship with, any existing member of the board of directors of the Company or any executive officer of the Company.

See Item 1.01 for a description of the terms of the Severance Agreement with Matthew Czajkowski.

Item 7.01

Regulation FD Disclosure.

On March 9, 2015, the Company issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) granted FAST Track designation for HS-410 for the treatment of non-muscle invasive bladder cancer. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01

Other Events.

On March 9, 2015, the Company announced that the FDA granted FAST Track designation for HS-410 for the treatment of non-muscle invasive bladder cancer. The FDA established the FAST Track Drug Development Program under the FDA Modernization Act of 1997.  The program is designed to facilitate the development and expedite the review of therapies intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. The advantages of FAST Track designation include actions to expedite development, including opportunities for frequent interactions with the FDA review team to discuss all aspects of development to support approval and eligibility for priority review depending on clinical data at the time of Biologics License Application (BLA) submission.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed as part of this Current Report.

Exhibit Number	Description

10.1	Severance Agreement, dated as of March 9, 2015 with Matthew Czajkowski
99.1	Press Release of Heat Biologics, Inc., dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2015	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey A. Wolf
	Name:	Jeffrey A. Wolf
	Title:	Chairman, President and Chief Executive Officer